Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-199077) pertaining to the 2014 Equity Incentive Plan, 2013 Omnibus Incentive Plan, and Non-Plan Stock Option Agreement of Vivint Solar, Inc. of our report dated March 16, 2017, with respect to the consolidated financial statements of Vivint Solar, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2016.

/s/ Ernst & Young LLP

Salt Lake City, Utah

March 16, 2017